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                    [LETTERHEAD OF McGLADREY & PULLEN, LLP]
                 Certified Public Accountants and Consultants

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the 1996 Form 10-K of KS Bancorp, Inc. of our report dated January 14, 1997, relating to the consolidated financial statements of KS Bancorp, Inc. and subsidiary, which report appears in the Company's 1996 annual report to stockholders.

                                        /s/ McGladrey & Pullen, LLP

Raleigh, North Carolina
March 25, 1997